Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2013 RESULTS

➢	3Q13 Reported EPS (including discontinued operations) of $0.37

➢ Adjusted EPS (non-GAAP, continuing operations) of $0.69

➢	3Q13 Net sales grew approximately 4 percent to $1.50 billion

➢ Net sales up approximately 4 percent on organic basis

➢	Returned $308 million of cash to shareholders through end of 3Q, including the repurchase of 5.2 million shares for $224 million

➢	OCP and DES sale completed July 1; net proceeds of approximately $400 million

➢	Raised adjusted 2013 EPS guidance to $2.60 to $2.70, an increase of 33% to 38% compared to prior year

PASADENA, Calif., October 25, 2013 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended September 28, 2013.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.  Results reflect classification of Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) businesses as discontinued operations.

“I’m happy to once again report strong double-digit adjusted earnings growth for the quarter,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Both of our core businesses are delivering solid sales growth, as well as outstanding operating margin expansion.”

“With another strong quarter behind us, we increased our earnings guidance for the year, and we remain committed to our disciplined capital allocation strategy,” Scarborough added. “We will return the vast majority of the net proceeds from our recent divestitures to shareholders, along with the solid free cash flow generated by our ongoing business.  During the first nine months, we distributed over $300 million through dividends and the repurchase of 5.2 million shares.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2013 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Third Quarter 2013 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•

PSM segment sales increased approximately 4 percent. Within the segment, Label and Packaging Materials sales increased low single digits. Combined sales for Graphics, Reflective, and Performance Tapes increased mid-single digits.

•

Operating margin improved 220 basis points to 10.2 percent as the benefit of productivity initiatives, lower restructuring costs, and higher volume more than offset the impact of changes in product mix. Adjusted operating margin improved 120 basis points.

Retail Branding and Information Solutions (RBIS)

•	RBIS segment sales increased approximately 4 percent driven by increased demand from European retailers and brands.

•

Operating margin declined 20 basis points to 3.2 percent due to higher restructuring costs. Adjusted operating margin improved 100 basis points as the benefit of productivity initiatives and higher volume more than offset higher employee-related expenses.

Other

Share Repurchases

The company repurchased 5.2 million shares through the end of the third quarter at an aggregate cost of $224 million.

Discontinued Operations

On July 1, 2013, the company completed the sale of its OCP and DES businesses to CCL Industries Inc.  Net proceeds from the sale are expected to be approximately $400 million, which the company intends to use primarily to repurchase shares.  Net loss per share from discontinued operations was $(0.25), which includes loss on sale.

Income Taxes

The third quarter effective tax rate was 17 percent, reflecting timing of certain discrete events and planning.  The year-to-date adjusted tax rate was 33 percent.

Cost Reduction Actions

In the third quarter, the company continued to execute its plans to reduce fixed costs through restructuring actions. The company realized approximately $110 million in annualized savings from the program initiated in the first half of 2012. To implement these actions, the company incurred restructuring costs, net of gain on sale of assets, of approximately $20 million in the first nine months of 2013; in the fourth quarter, costs are expected to be offset by gains.

Outlook

In its supplemental presentation materials, “Third Quarter 2013 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2013 financial results.  Based on the factors listed and other assumptions, the company now expects 2013 earnings per share from continuing operations of $2.40 to $2.50.  Excluding an estimated $0.20 per share for restructuring costs and other items, net of gain on sale of assets, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.60 to $2.70. The company continues to expect free cash flow from continuing operations in the range of $275 million to $315 million.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and more than 26,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Pasadena, California, the company reported sales from continuing operations of $6 billion in 2012.  Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2012 Form 10-K, filed on February 27, 2013 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary
(in millions, except per share amounts)

	3Q	3Q	% Change vs. P/Y
	2013	2012	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,094.0	$1,051.6	4%	4%
Retail Branding and Information Solutions	391.4	376.5	4%	4%
Other specialty converting businesses	19.5	18.9	3%	5%
Total net sales	$1,504.9	$1,447.0	4%	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	3Q	3Q		% of Sales		3Q	3Q		% of Sales
	2013	2012	% Change	2013	2012	2013	2012	% Change	2013	2012
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$111.7	$84.4		10.2%	8.0%	$115.1	$97.9		10.5%	9.3%
Retail Branding and Information Solutions	12.5	12.9		3.2%	3.4%	23.0	18.4		5.9%	4.9%
Other specialty converting businesses	(0.7)	(5.1)		-3.6%	-27.0%	(0.6)	(2.9)		-3.1%	-15.3%
Corporate expense	(32.7)	(19.7)				(21.0)	(19.0)
Total operating income before interest and taxes / operating margin	$90.8	$72.5	25%	6.0%	5.0%	$116.5	$94.4	23%	7.7%	6.5%

Interest expense	16.0	18.0				16.0	18.0

Income from continuing operations before taxes	$74.8	$54.5	37%	5.0%	3.8%	$100.5	$76.4	32%	6.7%	5.3%

Provision for income taxes	$12.8	$18.6				$31.5	$24.6

Net income from continuing operations	$62.0	$35.9	73%	4.1%	2.5%	$69.0	$51.8	33%	4.6%	3.6%

(Loss) income from discontinued operations, net of tax	($25.0)	$22.4	n/m	-1.7%	1.5%

Net income	$37.0	$58.3	-37%	2.5%	4.0%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.62	$0.35	77%			$0.69	$0.51	35%

Discontinued operations	($0.25)	$0.22	n/m

Total Company	$0.37	$0.57	-35%

						2013	2012
YTD Estimated Free Cash Flow from Continuing Operations (c)						105.2	102.5

(a)	Percentage change in sales excludes the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g. cash flow from discontinued operations, taxes, transaction costs, etc.).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 28, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012
Net sales	$1,504.9	$1,447.0	$4,556.1	$4,380.4
Cost of products sold	1,102.7	1,066.0	3,334.7	3,234.2
Gross profit	402.2	381.0	1,221.4	1,146.2
Marketing, general & administrative expense	285.7	286.6	880.1	860.2
Interest expense	16.0	18.0	43.0	54.9
Other expense, net (1)	25.7	21.9	32.9	40.7
Income from continuing operations before taxes	74.8	54.5	265.4	190.4
Provision for income taxes	12.8	18.6	65.8	60.8
Income from continuing operations	62.0	35.9	199.6	129.6
(Loss) income from discontinued operations, net of tax
(including gain before taxes on disposal of $52.2 and provision for taxes of $78.4)	(25.0)	22.4	(36.0)	36.8
Net income	$37.0	$58.3	$163.6	$166.4
Per share amounts:
Net income (loss) per common share, assuming dilution
Continuing operations	$0.62	$0.35	$1.98	$1.25
Discontinued operations	(0.25)	0.22	(0.36)	0.35
Net income per common share, assuming dilution	$0.37	$0.57	$1.62	$1.60
Average common shares outstanding, assuming dilution	99.6	102.2	100.7	104.2

(1)

“Other expense, net” for the third quarter of 2013 includes severance and related costs of $8.7, asset impairment, lease and other contract cancellation charges of $8, charitable contribution to Avery Dennison Foundation of $10, and certain transaction costs of $1.1, partially offset by gain from curtailment of pension obligation of $1.6, and gain on sale of assets of $.5.

“Other expense, net” for the third quarter of 2012 includes severance and related costs of $17.6, asset impairment charges of $1.5, costs associated with exiting product lines of $2.1, and certain transaction costs of $.7.

“Other expense, net” 2013 YTD includes severance and related costs of $20.9, asset impairment, lease and other contract cancellation charges of $11.7, charitable contribution to Avery Dennison Foundation of $10, legal settlement of $2.5, and certain transaction costs of $2.1, partially offset by gain on sale of assets of $12.7, and gain from curtailment of pension obligation of $1.6.

“Other expense, net” 2012 YTD includes severance and related costs of $33.1, asset impairment and lease cancellation charges of $3.4, certain transaction costs of $2.7, and costs associated with exiting product lines of $2.1, partially offset by gain on sale of product line of $.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the company’s presentation of its financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, the company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the company’s performance and operating trends, as well as liquidity.

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period.  By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events;

Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g. cash flow from discontinued operations, taxes, transaction costs, etc.).

The reconciliations set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 28, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012
Reconciliation of Operating Margins:
Net sales	$1,504.9	$1,447.0	$4,556.1	$4,380.4
Income from continuing operations before taxes	$74.8	$54.5	$265.4	$190.4
Income from continuing operations before taxes as a percentage of sales	5.0%	3.8%	5.8%	4.3%
Adjustment: Interest expense	$16.0	$18.0	$43.0	$54.9
Operating income from continuing operations before interest expense and taxes	$90.8	$72.5	$308.4	$245.3
Operating Margins	6.0%	5.0%	6.8%	5.6%

Income from continuing operations before taxes	$74.8	$54.5	$265.4	$190.4
Adjustments:
Restructuring costs:
Severance and related costs	8.7	17.6	20.9	33.1
Asset impairment, lease and other contract cancellation charges	8.0	1.5	11.7	3.4
Other items (1)	9.0	2.8	0.3	4.2
Interest expense	16.0	18.0	43.0	54.9
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$116.5	$94.4	$341.3	$286.0
Adjusted Operating Margins (non-GAAP)	7.7%	6.5%	7.5%	6.5%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:
As reported net income from continuing operations	$62.0	$35.9	$199.6	$129.6
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	7.0	15.9	0.9	24.0
Adjusted Non-GAAP Net Income from Continuing Operations	$69.0	$51.8	$200.5	$153.6

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 28, 2013	Sep. 29, 2012	Sep. 28, 2013	Sep. 29, 2012

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.62	$0.35	$1.98	$1.25

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items (2)	0.07	0.16	0.01	0.22

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.69	$0.51	$1.99	$1.47

Average common shares outstanding, assuming dilution	99.6	102.2	100.7	104.2

(1)                Includes charitable contribution to Avery Dennison Foundation, legal settlement, certain transaction costs, costs associated with exiting product lines, gain on sale of assets and product line, and gain from curtailment of pension obligation.

(2)                Reflects the impact of the adjusted tax rate applied to results from continuing operations, as well as restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Nine Months Ended

	Sep. 28, 2013	Sep. 29, 2012

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$95.7	$214.1

Purchases of property, plant and equipment	(79.1)	(60.8)

Purchases of software and other deferred charges	(34.6)	(35.9)

Proceeds from sale of property, plant and equipment	30.8	3.9

Sales of investments, net	0.6	4.6

Plus: charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures	10.0	---

Plus (minus): estimated net divestiture-related payments and free cash outflow (inflow) from discontinued operations	81.8	(23.4)

Estimated Free Cash Flow - Continuing Operations	$105.2	$102.5

(UNAUDITED)
Nine Months Ended
Sep. 28, 2013
Proceeds from Sale of Businesses

Proceeds from sale of businesses, net of cash provided	$484.0

Net divestiture-related payments and estimated free cash outflow from discontinued operations	(81.8)

Net proceeds from sale of businesses	402.2

Charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures	(10.0)

Net proceeds from sale of businesses less discretionary contributions	$392.2

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013 (1)	2012 (2)	2013	2012

Pressure-sensitive Materials	$1,094.0	$1,051.6	$111.7	$84.4	10.2%	8.0%
Retail Branding and Information Solutions	391.4	376.5	12.5	12.9	3.2%	3.4%
Other specialty converting businesses	19.5	18.9	(0.7)	(5.1)	(3.6%)	(27.0%)
Corporate Expense	N/A	N/A	(32.7)	(19.7)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,504.9	$1,447.0	$90.8	$72.5	6.0%	5.0%

(1) Operating income for the third quarter of 2013 includes severance and related costs of $8.7, asset impairment, lease and other contract cancellation charges of $8, charitable contribution to Avery Dennison Foundation of $10, and certain transaction costs of $1.1, partially offset by gain from curtailment of pension obligation of $1.6, and gain on sale of assets of $.5. Of the total $25.7, the Pressure-sensitive Materials segment recorded $3.4, the Retail Branding and Information Solutions segment recorded $10.5, the other specialty converting businesses recorded $.1, and Corporate recorded $11.7.

(2) Operating income for the third quarter of 2012 includes severance and related costs of $17.6, asset impairment charges of $1.5, costs associated with exiting product lines of $2.1, and certain transaction costs of $.7. Of the total $21.9, the Pressure-sensitive Materials segment recorded $13.5, the Retail Branding and Information Solutions segment recorded $5.5, the other specialty converting businesses recorded $2.2, and Corporate recorded $.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2013	2012	2013		2012
Pressure-sensitive Materials
Operating income and margins, as reported	$111.7	$84.4	10.2%		8.0%
Adjustments:
Restructuring costs:
Severance and related costs	1.3	13.1	0.1%		1.2%
Asset impairment and other contract cancellation charges	2.1	0.4	0.2%		0.1%
Adjusted operating income and margins (non-GAAP)	$115.1	$97.9	10.5%		9.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$12.5	$12.9	3.2%		3.4%
Adjustments:
Restructuring costs:
Severance and related costs	7.4	4.5	1.9%		1.2%
Asset impairment, lease and other contract cancellation charges	5.2	1.0	1.3%		0.3%
Gain from curtailment of pension obligation	(1.6)	---	(0.4%	)	---
Gain from sale of assets	(0.5)	---	(0.1%	)	---
Adjusted operating income and margins (non-GAAP)	$23.0	$18.4	5.9%		4.9%

Other specialty converting businesses
Operating loss and margins, as reported	$(0.7)	$(5.1)	(3.6%	)	(27.0%	)
Adjustments:
Restructuring costs:
Asset impairment charges	0.1	0.1	0.5%		0.6%
Product line exits	---	2.1	---		11.1%
Adjusted operating loss and margins (non-GAAP)	$(0.6)	$(2.9)	(3.1%	)	(15.3%	)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Nine Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013 (1)	2012 (2)	2013	2012

Pressure-sensitive Materials	$3,305.9	$3,197.1	$334.1	$278.5	10.1%	8.7%
Retail Branding and Information Solutions	1,193.7	1,127.5	50.7	41.7	4.2%	3.7%
Other specialty converting businesses	56.5	55.8	(6.2)	(11.7)	(11.0%)	(21.0%)
Corporate Expense	N/A	N/A	(70.2)	(63.2)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,556.1	$4,380.4	$308.4	$245.3	6.8%	5.6%

(1) Operating income for 2013 includes severance and related costs of $20.9, asset impairment, lease and other contract cancellation charges of $11.7, charitable contribution to Avery Dennison Foundation of $10, legal settlement of $2.5, and certain transaction costs of $2.1, partially offset by gain on sale of assets of $12.7, and gain from curtailment of pension obligation of $1.6. Of the total $32.9, the Pressure-sensitive Materials segment recorded $8.7, the Retail Branding and Information Solutions segment recorded $19.5, the other specialty converting businesses recorded $.1, and Corporate recorded $4.6.

(2) Operating income for 2012 includes severance and related costs of $33.1, asset impairment and lease cancellation charges of $3.4, certain transaction costs of $2.7, and costs associated with exiting product lines of $2.1, partially offset by gain on sale of product line of $.6. Of the total $40.7, the Pressure-sensitive Materials segment recorded $23.7, the Retail Branding and Information Solutions segment recorded $11.4, the other specialty converting businesses recorded $2.8, and Corporate recorded $2.8.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2013	2012	2013		2012
Pressure-sensitive Materials
Operating income and margins, as reported	$334.1	$278.5	10.1%		8.7%
Adjustments:
Restructuring costs:
Severance and related costs	5.4	22.6	0.2%		0.7%
Asset impairment, lease and other contract cancellation charges	3.3	1.7	0.1%		0.1%
Gain on sale of product line	---	(0.6)	---		---
Adjusted operating income and margins (non-GAAP)	$342.8	$302.2	10.4%		9.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$50.7	$41.7	4.2%		3.7%
Adjustments:
Restructuring costs:
Severance and related costs	15.2	9.9	1.3%		0.9%
Asset impairment, lease and other contract cancellation charges	7.7	1.5	0.7%		0.1%
Gain from curtailment of pension obligation	(1.6)	---	(0.1%	)	---
Gain on sale of assets	(1.8)	---	(0.2%	)	---
Adjusted operating income and margins (non-GAAP)	$70.2	$53.1	5.9%		4.7%

Other specialty converting businesses
Operating loss and margins, as reported	$(6.2)	$(11.7)	(11.0%	)	(21.0%	)
Adjustments:
Restructuring costs:
Severance and related costs	---	0.5	---		0.9%
Asset impairment charges	0.1	0.2	0.2%		0.4%
Product line exits	---	2.1	---		3.8%
Adjusted operating loss and margins (non-GAAP)	$(6.1)	$(8.9)	(10.8%	)	(15.9%	)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Sep. 28, 2013	Sep. 29, 2012

Current assets:
Cash and cash equivalents	$309.6	$190.7
Trade accounts receivable, net	1,055.5	1,001.5
Inventories, net	531.3	532.7
Assets held for sale	6.3	475.0
Other current assets	262.2	249.1

Total current assets	2,164.9	2,449.0

Property, plant and equipment, net	912.6	1,007.4
Goodwill	754.5	761.8
Other intangibles resulting from business acquisitions, net	103.0	139.3
Non-current deferred income taxes	312.0	298.6
Other assets	475.0	446.3

	$4,722.0	$5,102.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$114.8	$674.4
Accounts payable	833.4	777.0
Liabilities held for sale	---	147.0
Other current liabilities	626.4	555.6

Total current liabilities	1,574.6	2,154.0

Long-term debt	950.9	702.7
Other long-term liabilities	634.6	660.2
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	804.8	794.5
Retained earnings	1,984.2	1,890.0
Accumulated other comprehensive loss	(230.2)	(240.2)
Treasury stock at cost	(1,121.0)	(982.9)

Total shareholders’ equity	1,561.9	1,585.5

	$4,722.0	$5,102.4

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Nine Months Ended

	Sep. 28, 2013	Sep. 29, 2012

Operating Activities:
Net income	$163.6	$166.4

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	104.9	111.2
Amortization	50.8	52.9
Provision for doubtful accounts and sales returns	14.1	16.7
Gain on sale of businesses	(52.2)	---
Asset impairment and net (gain) loss on sale/disposal of assets	(5.6)	7.6
Stock-based compensation	25.4	30.7
Other non-cash expense and loss	40.2	32.3
Other non-cash income and gain	(12.9)	---
Changes in assets and liabilities and other adjustments	(232.6)	(203.7)
Net cash provided by operating activities	95.7	214.1
Investing Activities:
Purchases of property, plant and equipment	(79.1)	(60.8)
Purchases of software and other deferred charges	(34.6)	(35.9)
Proceeds from sale of product line	---	0.8
Proceeds from sale of property, plant and equipment	30.8	3.9
Sales of investments, net	0.6	4.6
Proceeds from sale of businesses, net of cash provided	484.0	---
Other	0.8	---
Net cash provided by (used in) investing activities	402.5	(87.4)
Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(398.3)	195.4
Additional borrowings (maturities longer than 90 days)	250.0	---
Payments of debt (maturities longer than 90 days)	(1.4)	(1.4)
Dividends paid	(84.1)	(83.5)
Share repurchases	(223.8)	(228.2)
Proceeds from exercise of stock options, net	40.2	5.6
Other	(8.7)	(2.3)
Net cash used in financing activities	(426.1)	(114.4)
Effect of foreign currency translation on cash balances	2.1	0.4
Increase in cash and cash equivalents	74.2	12.7
Cash and cash equivalents, beginning of year	235.4	178.0
Cash and cash equivalents, end of period	$309.6	$190.7

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